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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  July 2, 1999


                             C.P. CLARE CORPORATION
             (Exact Name of Registrant as specified in its charter)

         Massachusetts            0-26092                      04-2561471
(State or other jurisdiction     (Commission File          (I.R.S. Employer
         of incorporation)         Number)                 Identification No.)

               78 Cherry Hill Drive, Beverly, Massachusetts 01915
              (Address of principal executive offices and zip code)

                                 (978) 524-6700
              (Registrant's telephone number, including area code)



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ITEM 5.       OTHER EVENTS

     On July 2, 1999, C.P. Clare Corporation (the "Company") and Sumida Electric Co., Ltd. ("Sumida") executed a Stock Purchase Agreement through which Sumida agreed to purchase the Company's electromagnetic group. The cash purchase price, which is subject to adjustment, is approximately $36 million.

     The press release attached hereto as Exhibit 99.1, which is incorporated by reference herein, provides additional information regarding the transaction.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              Not Applicable

     (B)      PRO FORMA FINANCIAL INFORMATION

              Not Applicable

     (C)      EXHIBITS

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Exhibit No.     Description
-----------     -----------

10.1 Stock Purchase Agreement dated as of July 2, 1999 between C.P. Clare Corporation and Sumida Electric Co., Ltd. Pursuant to Item 601 of Regulation S-K, schedules and exhibits to the Stock Purchase Agreement are omitted. C.P. Clare Corporation will provide copies of the schedules and exhibits to the Commission upon request.

99.1 Press release of Sumida Electric Co., Ltd. dated as of July 2, 1999 announcing that Sumida Electric Co., Ltd. had reached a basic agreement to acquire C.P. Clare
                Corporation's electromagnetic group.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 1999               C.P. CLARE CORPORATION

                                  By: /s/ Harry Andersen
                                     -----------------------------
                                  Name:   Harry Andersen
                                  Title: Senior Vice President and Chief
                                         Financial Officer